Report of Independent Accountants

To the Shareholders and Trustees of
Performance Funds Trust

In our opinion, the accompanying statements of assets and liabilities, including the schedules of portfolio investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of The Money Market Fund, The Short Term Government
Income Fund, The Intermediate Term Government Income Fund, The
 Large Cap Equity Fund, The Mid Cap Equity Fund and The Small
Cap Equity Fund (separate portfolios constituting the Performance
Funds Trust, hereafter referred to as the "Funds") at May 31, 2000, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years then ended and the financial highlights for each of the periods then ended, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at May 31, 2000 by correspondence with the custodian and brokers, provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Columbus, Ohio
July 21, 2000
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